Exhibit 5.1

Tel Aviv, July 30, 2020

Compugen Ltd.
Azrieli Center, 26 Harokmim Street, Building D
Holon 5885849
Israel

Ladies and Gentlemen:

Re: Compugen Ltd. - Registration Statement on Form F-3 for the Offer and Sale of Securities

Ladies and Gentlemen:

We have acted as Israeli counsel to Compugen Ltd., a company limited by shares organized under the laws of the state of Israel (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), as amended, on or about the date hereof.

The Registration Statement contains (i) a base prospectus which relates to the proposed offer and sale by the Company from time to time, as set forth in the base prospectus contained in the Registration Statement (the “Base Prospectus”) and as shall be set forth in one or more supplements to the Base Prospectus (each, a “Base Prospectus Supplement”), of an aggregate amount of any or all of the following securities (the “Securities”): (a) ordinary shares, nominal (par) value NIS 0.01 per share, of the Company (the “Ordinary Shares”); (b) senior or subordinated debt securities of the Company (the “Debt Securities”) to be issued by the Company pursuant to an indenture (an “Indenture”) to be executed by the Company and the relevant trustee under the Indenture; (c) rights to purchase any of the Company’s Securities or any combination thereof (the “Rights”); (d) warrants to purchase Ordinary Shares (the “Warrants"); and (e) units to purchase Ordinary Shares, Debt Securities, Rights, Warrants or any combination of such Securities (the “Units”); and (ii) a warrant share prospectus covering the offering, issuance and sale by the Company of up to 749,104 Ordinary Shares (the “Warrant Shares”) that may be issued and sold upon the exercise of certain outstanding warrants (the “Outstanding Warrants”) for an aggregate exercise price of up to US$ 3,550,753, as set forth in the warrant share prospectus contained in the Registration Statement (the “Warrant Prospectus”) and as shall be set forth in one or more supplements to the Warrant Prospectus (each, a “Warrant Prospectus Supplement”).

All Securities that may be offered, issued and sold by the Company under the Base Prospectus and the Warrant Prospectus have all together an aggregate offering price of up to $350,000,000.

The Rights may be issued under a standby underwriting arrangement between the Company and one or more underwriters pursuant to which such underwriters will purchase any offered Securities remaining unsubscribed for after such Rights offering (the “Rights Agreement”), and a Rights agent that may act solely as the Company’s agent in connection with the Rights offering may be appointed (the “Rights Agent”). Any series of Warrants covered by the Base Prospectus may be issued under a separate warrant agreement (the “Warrant Agreement”) which may be entered into between the Company and a warrant agent (the “Warrant Agent”). The Units may be issued under a unit agreement (the “Unit Agreement”) between the Company and a unit agent (the “Unit Agent”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

In our capacity as your Israeli counsel in connection with your preparation and filing of the Registration Statement, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto, and upon such certificates, statements and results of inquiries of public officials and office holders and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of all natural persons, the correctness and completeness of certificates of public officials and the representations set forth therein, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We have further assumed that: (i) at the time of execution, issuance and delivery of any Rights, the related Rights Agreement will have been duly authorized, executed and delivered by the parties thereto and will be the valid and legally binding obligation of the Rights Agent, enforceable against such party in accordance with its terms; (ii) at the time of execution, issuance and delivery of any Warrants covered by the Registration Statement, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent and will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; (iii) at the time of execution, issuance and delivery of the Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent and will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms; (iv) at the time of issuance and delivery of any Ordinary Shares upon exercise of the warrants covered by the Warrant Prospectus, the warrants will be in full force and effect and the holders thereof shall have the legal right to exercise them pursuant to their terms; (v) at the time of the issuance and sale of any of the Securities, the terms of such Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) at the time of execution, issuance and delivery of any of the Securities, this Registration Statement shall be effective under the Securities Act; and (vii) at the time of execution, issuance and delivery of any of the Securities, an appropriate Prospectus Supplement with respect to the offering of such Securities will have been delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder.

For the purpose of the opinions expressed below, we have assumed further that after the issuance of the Ordinary Shares pursuant to the Registration Statement, the total number of issued Ordinary Shares, together with the total number of Ordinary Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the authorized share capital under the Company’s Articles of Association.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1.          With respect to the Ordinary Shares, assuming the taking of all necessary corporate action to authorize and approve the issuance of any Ordinary Shares, the terms of the offering thereof and related matters, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable convertible Securities, if any, such Ordinary Shares will be validly issued, fully paid and non-assessable.

2.           With respect to the Rights, assuming the: (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Rights, the terms of the offering thereof and related matters; and (b) due authorization, execution, issuance and delivery, in accordance with the terms of the applicable underwriting or other agreement approved by the Board of Directors and otherwise in accordance with the provisions of the applicable Rights Agreement, the Rights will constitute valid and binding obligations of the Company.

3.           With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Warrants, the terms of the offering thereof and related matters; and (b) due execution, authentication, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and binding obligations of the Company.

4.          With respect to the Units, assuming the: (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Securities which are components of the Units, the terms of the offering thereof and related matters; and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Securities that are components of such Units in each case upon the payment of the consideration therefore provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, and otherwise in accordance with the provisions of the applicable Unit Agreement, such Units will constitute valid and binding obligations of the Company.

5.           With respect to the Warrant Shares underlying the Outstanding Warrants, to be issued upon the exercise of such Outstanding Warrants, upon the due exercise of the Outstanding Warrants in accordance with their terms and when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor in accordance with and in the manner described in the applicable Outstanding Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

1.          We are opining herein as to the effect on the subject transaction only of the internal laws of the State of Israel, and have assumed that the laws of the State of Israel would be chosen as the governing law of each applicable Rights Agreement, Warrant Agreement and Unit Agreement. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

2.           Our opinions herein are subject to and may be limited by: (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relative to fraudulent conveyances, preference and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); and (iii) principles of good faith and fair dealing.

3.          Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

4.           You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Base Prospectus Supplement and Warrant Prospectus Supplement) and any required governmental approvals with respect thereto, and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectuses included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments, including, without limitation, in the law, which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities, except as set forth above.

Very truly yours,

/s/ Shibolet & Co., Law Firm Shibolet & Co., Law Firm